ADDENDUM TO CONVERTIBLE DEBENTURE, WARRANT TO PURCHASE COMMON STOCK AND SECURITIES PURCHASE AGREEMENT

This Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement (“Addendum”) is entered into as of the 24 day of January 2006 by and between Infinium Labs, Inc., Inc., a Delaware corporation (“Infinium”), and Golden Gate Investors, Inc., a California corporation (“GGI”).

WHEREAS, GGI and Infinium are parties to that certain 5 ¼ % Convertible Debenture dated as of January 24, 2006 (“Debenture”); and

WHEREAS, GGI and Infinium are parties to that certain Warrant to Purchase Common Stock dated as of January 24, 2006 (“Warrant”); and

WHEREAS, GGI and Infinium are parties to that certain Securities Purchase Agreement dated as of January 24, 2006; and

WHEREAS, GGI and Infinium are parties to that certain Registration Rights Agreement dated as of January 24, 2006; and

WHEREAS, the parties desire to amend the Debenture, Warrant and Securities Purchase Agreement in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Infinium and GGI agree as follows:

1.	All terms used herein and not otherwise defined herein shall have the definitions set forth in the Debenture, the Warrant or the Securities Purchase Agreement.

2.
The Debenture Principal Amount shall be $50,000. The Purchase Price for the Debenture shall be $50,000. Simultaneously with the execution of this Addendum, GGI shall pay the Purchase Price by wire transfer of immediately available funds to Infinium. The second sentence of section 3.1(a) of the Debenture is amended to read as follows: “The number of shares into which this Debenture may be converted is equal to the dollar amount of the Debenture being converted multiplied by 110, minus the product of the Conversion Price multiplied by 100 times the dollar amount of the Debenture being converted, and the entire foregoing result shall be divided by the Conversion Price.”

3.	The Exercise Price of the Warrant shall be $1.09. The Warrant shall be exercised in an amount equal to 100 times the amount of the Debenture being converted.

4.
GGI will advance up to $50,000 for the payment of legal and accounting fees for the filing of the Registration Statement for the Conversion Shares and the Warrant Shares. The amount actually advanced by GGI shall represent a prepayment towards the exercise of Warrant Shares under the Warrant, the timing of which shall be at GGI’s sole discretion.

5.
Immediately upon execution of this Addendum, Holder shall wire Infinium $80,000. Upon notification and verification that the Registration Statement has been filed with the SEC by February 14, 2006, Holder shall wire Infinium $150,000. If the Registration Statement is filed later than February 14, 2006, Holder shall wire Infinium $50,000. These amounts shall represent a prepayment towards the exercise of Warrant Shares under the Warrant, the timing of which shall be at GGI’s sole discretion.

6.
Once the Registration Statement is declared effective by the SEC and Infinium is able to issue registered Common Stock to Holder, Holder will immediately submit a $500 Debenture conversion and related $54,500 Warrant exercise. Within two business days of Holder’s receipt of the Common Stock from such Debenture conversion and Warrant exercise, Holder shall wire the sum of $295,500 to Infinium. Such funds shall represent a prepayment towards the exercise of Warrant Shares under the Warrant, the timing of which shall be at GGI’s sole discretion.

7.	The definition of Deadline in the Debenture shall mean the date that is the 150th day from the Closing Date.

8.
GGI acknowledges and agrees that nothing in the Securities Purchase Agreement, Debenture, Warrant or Registration Rights Agreement prohibits Infinium from obtaining additional financing and registering any securities for such financing on the same registration statement covering the shares for GGI’s Debenture and Warrant, provided such additional financing is included in the Registration Statement that is filed prior to February 14, 2006.

9.
It is understood that the Warrant prepayments set forth in sections 4, 5 and 6 above shall not satisfy GGI’s obligation to exercise a minimum of 5% of the Warrant per month and deliver such exercise price to Infinium.

10.	Except as specifically amended herein, all other terms and conditions of the Debenture, Warrant and Securities Purchase Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Infinium and GGI have caused this Addendum to be signed by its duly authorized officers on the date first set forth above.

Infinium Labs, Inc.     Golden Gate Investors, Inc.

By: /s/ Greg Koler_______________  By: /s/ Travis Huff______________

Name: Greg Koler___   ___________  Name: Travis Huff______________

Title: President and CEO__________  Title: Portfolio Manager__________